Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the 2018 Equity Incentive Plan of Molecular Templates, Inc. of our report dated March 30, 2018, with respect to the consolidated financial statements of Molecular Templates, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas
June 22, 2018